Exhibit 99.1

Transocean Ltd. Investor Relations and Communications Dept.

Analyst Contacts:	Thad Vayda	News Release
+1 713-232-7551

Chris Kettmann
+1 713-232-7420

Media Contact:	Guy A. Cantwell	FOR RELEASE: November 2, 2011
+1 713-232-7647

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2011 RESULTS

•	Revenues decreased four percent to $2.242 billion compared to $2.334 billion in the second quarter 2011

•

Third quarter 2011 net loss attributable to controlling interest was $71 million, which included $81 million of certain net unfavorable items, compared to net income attributable to controlling interest of $155 million in the second quarter 2011, which included $36 million of certain net unfavorable items

•	Revenue efficiency(1) was 89.5 percent, down from 92.1 percent in the second quarter 2011

•	Fleet utilization(2) was 58 percent, up from 55 percent in the second quarter 2011

•	Operating and maintenance expenses were $1.540 billion, up from $1.492 billion in the second quarter 2011

•	Cash flows from operating activities were $492 million, up from $340 million in the second quarter 2011

•	The Annual Effective Tax Rate(3) for 2011 has increased to 34.1 percent from 22.6 percent in the second quarter 2011

•	New contracts totaling $1.4 billion were secured in the Fleet Status Report period July 13, 2011 through October 17, 2011

•	New contracts totaling $325 million have been secured since the October 17, 2011 Fleet Status Report

•	The acquisition of Aker Drilling was completed on October 4, 2011, further strengthening Transocean’s industry leadership position as well as adding approximately $900 million in backlog

ZUG, SWITZERLAND — Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported a net loss attributable to controlling interest of $71 million, or $0.22 per diluted share, for the three months ended September 30, 2011. The results compare to net income attributable to controlling interest of $368 million, or $1.15 per diluted share, for the three months ended September 30, 2010.

Third quarter 2011 results included the following items, after tax, that resulted in a net unfavorable impact of approximately $81 million, or $0.25 per diluted share:

•	$78 million loss resulting from a forward foreign exchange contract executed to address the potential exchange rate variability associated with the company’s acquisition of Aker Drilling,

•	$11 million related to impairment charges, discontinued operations, and discrete tax items,

•	$5 million of Aker Drilling acquisition costs, and

•	$13 million gain related to the sale of our equity interest in Overseas Drilling Limited, which owns the research vessel Joides Resolution.

Third quarter 2011 results also included expenses associated with the Macondo well incident of approximately $9 million, $6 million after tax, or $0.02 per diluted share. These expenses were primarily related to legal costs and other professional fees that are not expected to be recoverable from insurance.

Operations Quarterly Review

Revenues for the three months ended September 30, 2011 were $2.242 billion, compared to revenues of $2.334 billion during the three months ended June 30, 2011. Third quarter contract drilling revenues were $2.061 billion compared to $2.086 billion in the second quarter. The company reported revenue efficiency of 89.5 percent compared to 92.1 percent in the second quarter. Consistent with recent trends, revenue efficiency and out-of-service time continue to be adversely impacted by the need to comply with new well control equipment recertification requirements, higher standards for equipment condition and capacity constraints affecting our vendors. Other revenues decreased $69 million to $169 million, primarily due to lower drilling management services activity. Operating and maintenance expenses totaled $1.540 billion for the third quarter 2011, up from $1.492 billion for the prior quarter. The increase was primarily due to higher costs and expenses associated with rigs undergoing shipyard, maintenance, repair and equipment certification projects.

Cash Flow and Capital Expenditures

Cash flows from operating activities increased to $492 million for the third quarter 2011 compared to $340 million for the second quarter 2011. The increase in cash flows from operations resulted primarily from a reduction in working capital during the third quarter. Capital expenditures decreased to $137 million for the third quarter compared to $293 million in the second quarter 2011. The lower expenditures were primarily due to the timing of shipyard milestone payments associated with our newbuild construction program.

Effective Tax Rate

Transocean’s third quarter Effective Tax Rate(4) was 212.8 percent compared to 33.5 percent in the second quarter. The company’s third quarter Annual Effective Tax Rate(3) for 2011, which excludes various discrete items, was 82.6 percent compared to 25.6 percent in the second quarter. The increase in the Annual Effective Tax Rate was primarily due to reduced profitability in certain jurisdictions where activities are either taxed on a deemed profit basis or subject to lower tax rates. The third quarter amounts were also impacted by the catch-up adjustment required to reflect the change in the forecasted Annual Effective Tax Rate for the first and second quarter activities. The increase in the Effective Tax Rate was primarily due to the items noted above as well as the impact of the $78 million loss on the forward foreign exchange contact, which provides no tax benefit. Please see the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Conference Call Information

Transocean will conduct a teleconference call at 10:00 a.m. ET, 3:00 p.m. CET, on November 3, 2011. To participate, dial +1 719-325-2223 and refer to confirmation code 8774614 approximately five to 10 minutes prior to the scheduled start time of the call.

In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto Transocean’s website at www.deepwater.com and selecting “Investor Relations.” A file containing four charts to be discussed during the conference call, titled “3Q11 Charts,” has been posted to Transocean’s website and can also be found by selecting “Investor Relations/Quarterly Toolkit.” The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in Transocean’s New York Stock Exchange trading symbol, “RIG.”

A telephonic replay of the conference call should be available after 1:00 p.m. ET, 6:00 p.m. CET, on November 3, 2011, and can be accessed by dialing +1 719-457-0820 or +1 888-203-1112 and referring to the confirmation code 8774614. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced internet addresses. Both replay options will be available for approximately 30 days.

About Transocean

Transocean is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 135 mobile offshore drilling units, excluding two Ultra-Deepwater Drillships and four High-Specification Jackups under construction, Transocean’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. Transocean owns or operates a contract drilling fleet of 50 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 25 Midwater Floaters, nine High-Specification Jackups, 50 Standard Jackups and one swamp barge.

(1) Revenue efficiency is defined as actual revenue divided by the highest amount of total revenue which could have been earned during the relevant period(s). See the accompanying schedule entitled “Revenue Efficiency.”

(2) Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet. See the accompanying schedule entitled “Utilization.”

(3) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense) divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(4) Effective Tax Rate is defined as income tax expense from continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

For more information about Transocean, please visit our website at www.deepwater.com.

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
		(As adjusted)		(As adjusted)
Operating revenues
Contract drilling revenues	$2,061	$2,183	$6,097	$6,880
Contract drilling intangible revenues	12	23	32	85
Other revenues	169	75	591	374

	2,242	2,281	6,720	7,339

Costs and expenses
Operating and maintenance	1,540	1,202	4,391	3,735
Depreciation and amortization	362	388	1,075	1,155
General and administrative	67	59	200	180

	1,969	1,649	5,666	5,070

Loss on impairment	(3)	—	(28)	—
Gain (loss) on disposal of assets, net	(2)	2	5	256

Operating income	268	634	1,031	2,525

Other income (expense), net
Interest income	7	7	27	17
Interest expense, net of amounts capitalized	(151)	(142)	(443)	(415)
Other, net	(77)	(13)	(79)	(1)

	(221)	(148)	(495)	(399)

Income from continuing operations before income tax expense	47	486	536	2,126
Income tax expense	100	123	263	368

Income (loss) from continuing operations	(53)	363	273	1,758
Income (loss) from discontinued operations, net of tax	(7)	15	171	25

Net income (loss)	(60)	378	444	1,783
Net income attributable to noncontrolling interest	11	10	50	23

Net income (loss) attributable to controlling interest	$(71)	$368	$394	$1,760

Earnings (loss) per share-basic
Earnings (loss) from continuing operations	$(0.20)	$1.10	$0.69	$5.39
Earnings (loss) from discontinued operations	(0.02)	0.05	0.53	0.08

Earnings (loss) per share	$(0.22)	$1.15	$1.22	$5.47

Earnings (loss) per share-diluted
Earnings (loss) from continuing operations	$(0.20)	$1.10	$0.69	$5.39
Earnings (loss) from discontinued operations	(0.02)	0.05	0.53	0.08

Earnings (loss) per share	$(0.22)	$1.15	$1.22	$5.47

Weighted-average shares outstanding
Basic	320	319	320	320
Diluted	320	319	320	320

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	September 30, 2011	December 31, 2010
		(As adjusted)
Assets
Cash and cash equivalents	$3,286	$3,394
Accounts receivable, net of allowance for doubtful accounts of $28 and $38 at September 30, 2011 and December 31, 2010, respectively	2,046	1,843
Materials and supplies, net of allowance for obsolescence of $76 and $70 at September 30, 2011 and December 31, 2010, respectively	578	514
Deferred income taxes, net	120	115
Assets held for sale	118	—
Other current assets	421	329

Total current assets	6,569	6,195

Property and equipment	26,886	26,721
Property and equipment of consolidated variable interest entities	2,248	2,214
Less accumulated depreciation	8,413	7,616

Property and equipment, net	20,721	21,319

Goodwill	8,132	8,132
Other assets	1,223	1,165

Total assets	$36,645	$36,811

Liabilities and equity
Accounts payable	$755	$832
Accrued income taxes	23	109
Debt due within one year	1,830	1,917
Debt of consolidated variable interest entities due within one year	96	95
Other current liabilities	1,566	883

Total current liabilities	4,270	3,836

Long-term debt	8,402	8,354
Long-term debt of consolidated variable interest entities	772	855
Deferred income taxes, net	588	575
Other long-term liabilities	1,730	1,791

Total long-term liabilities	11,492	11,575

Commitments and contingencies
Redeemable noncontrolling interest	71	25

Shares, CHF 15.00 par value, 335,235,298 authorized, 167,617,649 conditionally authorized, 335,235,298 issued at September 30, 2011 and December 31, 2010; 319,853,371 and 319,080,678 outstanding at September 30, 2011 and December 31, 2010, respectively	4,493	4,482
Additional paid-in capital	6,545	7,504
Treasury shares, at cost, 2,863,267 held at September 30, 2011 and December 31, 2010	(240)	(240)
Retained earnings	10,363	9,969
Accumulated other comprehensive loss	(338)	(332)

Total controlling interest shareholders’ equity	20,823	21,383

Noncontrolling interest	(11)	(8)

Total equity	20,812	21,375

Total liabilities and equity	$36,645	$36,811

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Cash flows from operating activities
Net income (loss)	$(60)	$378	$444	$1,783
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(12)	(23)	(32)	(85)
Depreciation and amortization	362	388	1,075	1,155
Share-based compensation expense	20	26	74	79
Loss on impairment	3	—	28	—
(Gain) loss on disposal of discontinued operations, net	4	—	(169)	—
(Gain) loss on disposal of assets, net	2	(2)	(5)	(256)
Amortization of debt issue costs, discounts and premiums, net	33	48	95	148
Deferred income taxes	(14)	(40)	2	(74)
Other, net	82	30	93	62
Changes in deferred revenue, net	(36)	47	7	205
Changes in deferred expenses, net	18	(18)	(66)	(55)
Changes in operating assets and liabilities	90	(125)	(324)	188

Net cash provided by operating activities	492	709	1,222	3,150

Cash flows from investing activities
Capital expenditures	(137)	(300)	(670)	(969)
Investment in marketable security	(199)	—	(199)	—
Proceeds from disposal of assets, net	88	—	106	51
Proceeds from disposal of discontinued operations, net	—	—	259	—
Proceeds from insurance recoveries for loss of drilling unit	—	—	—	560
Payment for settlement of forward exchange contract, net	(78)	—	(78)	—
Other, net	6	2	(27)	17

Net cash used in investing activities	(320)	(298)	(609)	(341)

Cash flows from financing activities
Change in short-term borrowings, net	2	46	58	(131)
Proceeds from debt	—	2,000	5	2,054
Repayments of debt	(23)	(691)	(272)	(966)
Distribution of qualifying additional paid-in capital	(254)	—	(508)	—
Purchases of shares held in treasury	—	—	—	(240)
Other, net	—	(18)	(4)	(20)

Net cash provided by (used in) financing activities	(275)	1,337	(721)	697

Net increase (decrease) in cash and cash equivalents	(103)	1,748	(108)	3,506
Cash and cash equivalents at beginning of period	3,389	2,888	3,394	1,130

Cash and cash equivalents at end of period	$3,286	$4,636	$3,286	$4,636

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS

	Operating Revenues (in millions) (1)
	Three months ended			Nine months ended September 30,
	September 30, 2011	June 30, 2011	September 30, 2010	2011	2010
Contract Drilling Revenues
High-Specification Floaters:
Ultra Deepwater Floaters	$1,030	$1,005	$720	$2,878	$2,430
Deepwater Floaters	187	238	350	716	1,122
Harsh Environment Floaters	190	181	178	522	520

Total High-Specification Floaters	1,407	1,424	1,248	4,116	4,072
Midwater Floaters	352	376	572	1,129	1,616
Jackups:
High-Specification Jackups	69	48	57	148	209
Standard Jackups	226	230	298	685	963

Total Jackups	295	278	355	833	1,172
Other Rigs	7	8	8	20	20

Total Contract Drilling Revenues	2,061	2,086	2,183	6,098	6,880

Contract Intangible Revenue	12	10	23	32	85
Other Revenues
Client Reimbursable Revenues	43	40	40	121	118
Integrated Services and Other	14	15	11	42	52
Drilling Management Services	112	183	25	427	204

Total Other Revenues	169	238	76	590	374

Total Company	$2,242	$2,334	$2,282	$6,720	$7,339

	Average Daily Revenue (1)
	Three months ended			Nine months ended September 30,
	September 30, 2011	June 30, 2011	September 30, 2010	2011	2010
High-Specification Floaters:
Ultra Deepwater Floaters	$524,800	$516,600	$422,800	$504,000	$464,200
Deepwater Floaters	348,400	396,400	365,600	382,400	381,800
Harsh Environment Floaters	433,800	430,100	414,100	423,100	413,600
Total High-Specification Floaters	478,900	479,900	403,900	466,800	431,800
Midwater Floaters	287,400	333,000	328,400	310,600	326,300
High-Specification Jackups	115,600	110,300	120,800	111,800	140,500
Standard Jackups	100,400	111,700	113,200	106,900	121,100
Other Rigs	73,800	76,400	72,900	74,500	72,600

Total Drilling Fleet	$290,200	$312,100	$271,700	$298,100	$285,500

(1)	Average daily revenue is defined as contract drilling revenue earned per revenue earning day in the period. A revenue earning day is defined as a day for which a rig earns dayrate after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended			Nine months ended September 30,
	September 30, 2011	June 30, 2011	September 30, 2010	2011	2010
High-Specification Floaters:
Ultra Deepwater Floaters	79%	80%	77%	79%	80%
Deepwater Floaters	37%	41%	65%	43%	67%
Harsh Environment Floaters	95%	93%	93%	90%	92%
Total High-Specification Floaters	67%	69%	75%	68%	77%
Midwater Floaters	55%	54%	73%	56%	70%
High-Specification Jackups	69%	56%	57%	56%	61%
Standard Jackups	48%	43%	52%	45%	53%
Other Rigs	100%	50%	50%	60%	50%

Total Drilling Fleet	58%	55%	64%	56%	64%

(2)	Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet.

	Revenue Efficiency(3) Trailing Five Quarters and Historical Data
	3Q 2011	2Q 2011	1Q 2011	4Q 2010	3Q 2010	FY 2010
				(As adjusted)	(As adjusted)	(As adjusted)
Ultra Deepwater	86.4%	89.3%	85.3%	86.1%	86.5%	88.6%
Deepwater	87.7%	93.9%	88.2%	88.6%	90.1%	90.3%
Harsh Environment Floaters	94.4%	98.4%	99.2%	96.1%	96.4%	96.0%
Midwater Floaters	90.8%	91.9%	93.6%	85.0%	96.2%	92.5%
High Specification Jackups	97.3%	95.6%	95.1%	97.7%	93.3%	95.3%
Standard Jackups	98.2%	98.4%	97.7%	98.9%	96.4%	97.3%
Others	99.5%	97.6%	99.0%	96.1%	99.6%	98.4%

Total Fleet	89.5%	92.1%	90.0%	88.7%	91.8%	91.7%

(3)	Revenue efficiency is defined as actual revenue divided by the highest amount of total revenue which could have been earned during the relevant period(s).

TRANSOCEAN LTD. AND SUBSIDIARIES

SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS

(In US$ millions, except percentages)

	Three months ended			Nine months ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
			(As adjusted)		(As adjusted)
Income from continuing operations before income taxes	$47	$244	$486	$536	$2,126
Add back (subtract):
Litigation matters	—	—	14	8	26
Acquisition costs	5	—	—	5	—
Loss on impairment of assets	3	25	—	28	—
(Gain) loss on disposal of other assets, net	—	—	1	(9)	14
Loss on forward exchange contract	78	—	—	78	—
Gain on loss of Deepwater Horizon	—	—	—	—	(267)
Gain on sale of interest in Overseas Drilling Limited	(13)	—	—	(13)	—
Gain on retirement of debt	—	—	21	—	20
Other, net	1	—	—	6	5

Adjusted income from continuing operations before income taxes	121	269	522	639	1,924

Income tax expense from continuing operations	100	82	123	263	368
Add back (subtract):
Changes in estimates (1)	—	(13)	(12)	(48)	(29)
Other, net	—	—	(2)	2	(1)

Adjusted income tax expense from continuing operations (2)	$100	$69	$109	$217	$338

Effective Tax Rate (3)	212.8%	33.5%	25.3%	49.1%	17.3%

Annual Effective Tax Rate (4)	82.6%	25.6%	21.0%	34.1%	17.6%

(1)	Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.
(2)	The three and nine months ended September 30, 2011 include $60 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.
(3)	Effective Tax Rate is income tax expense divided by income before income taxes.
(4)	Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.